Exhibit 3.19

STATE OF DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE OF FORMATION

First: The name of the limited liability company is Novella Clinical LLC.

Second: The address of its registered office in the State of Delaware is  1209 Orange Street  in the City of Wilmington , Zip Code  19801 .

The name of its Registered Agent at such address is   The Corporation Trust Company  .

Third: This Certificate of Formation shall be effective on  January 1, 2015  .

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 23 day of December, 2014.

By:	/s/ James H. Erlinger III
Authorized Person

Name:	James H. Erlinger III
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STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: Novella Clinical LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

Article 1 is being amended to read, the Name of Limited Liability Company is IQVIA Biotech LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the  9th    day of  January    , A.D. 2019 .

By:	/s/ Eric Sherbet
Authorized Person(s)

Name:	Eric Sherbet
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